RIVERO, GORDIMER and COMPANY, PA
Certified Public Accountants

Member:

American Institute of Certified Public Accountants

Florida Institute of Certified Public Accountants

Cesar J. Rivero	Marc D. Sasser
Richard Gordimer	Lionel D. Martinez
Herman V. Lazzara	Sam A. Lazzara
Stephen G. Douglas	Michael E. Helton

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. 33-20815, 33-881100, 33-81124, 333-88744 and 333-43631 and the Registration Statement on Form S-3 No. 333-143459 of our report dated July 13, 2007, with respect to the consolidated financial statements of Quality of Life Holdings, Inc., Subsidiaries, and Affiliate, which report appears in the report on Form 8-K of Almost Family, Inc., as filed on this date with the U.S. Securities and Exchange Commission.

Tampa, Florida

January 4, 2008

2203 NORTH LOIS AVENUE•SUITE 700•POST OFFICE BOX 25177•TAMPA, FLORIDA 33622•(813) 875-7774 FAX (813) 874-6785